EXHIBIT 99.1

OpenTable, Inc. Announces Second Quarter Financial Results

Increases Revenue by 37% to $22.5 Million

Grows Installed Restaurants by 27% and Seated Diners by 52% Over Q2 2009

Achieves EPS of $0.11 and Non-GAAP EPS of $0.15

SAN FRANCISCO, Aug. 3, 2010 (GLOBE NEWSWIRE) -- OpenTable, Inc. (Nasdaq:OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the second quarter ended June 30, 2010.

OpenTable reported consolidated net revenues for Q2 2010 of $22.5 million, a 37% increase over Q2 2009. Consolidated net income for Q2 2010 was $2.6 million, or $0.11 per diluted share. Non-GAAP consolidated net income for Q2 2010, which excludes tax-affected stock-based compensation expense, was $3.6 million, or $0.15 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of June 30, 2010, totaled 12,250, a 23% increase over June 30, 2009.
  Seated diners totaled 15.1 million, a 50% increase over Q2 2009.
  Revenues totaled $21.2 million, a 36% increase over Q2 2009.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) totaled $8.8 million, or 42% of North America revenues, an 85% increase over Q2 2009.

International Results

  Installed restaurant base as of June 30, 2010, totaled 1,878, a 57% increase over June 30, 2009.
  Seated diners totaled 0.5 million, a 125% increase over Q2 2009.
  Revenues totaled $1.3 million, a 52% increase over Q2 2009.
  Non-GAAP adjusted EBITDA totaled a loss of $1.2 million compared to adjusted EBITDA loss of $1.4 million in Q2 2009.

"We were pleased with the continued momentum of the business in the second quarter," said Jeff Jordan, President and CEO of OpenTable. "We experienced healthy growth in the number of seated diners and installed restaurants in both our North America and International segments."

Q2 2010 Consolidated Financial and Operating Summary

  Installed restaurant base as of June 30, 2010, totaled 14,128, a 27% increase over June 30, 2009.
  Seated diners totaled 15.6 million, a 52% increase over Q2 2009.
  Total revenues were $22.5 million in Q2 2010, up 37% over Q2 2009 revenues of $16.4 million.
  Subscription revenues were $10.5 million in Q2 2010, up 20% over Q2 2009 revenues of $8.7 million. Subscription revenues increased as a result of the increase in installed restaurants.
  Reservation revenues were $10.7 million in Q2 2010, up 55% over Q2 2009 revenues of $6.9 million. Reservation revenues primarily increased as a result of the increase in seated diners.
  Installation and other revenues were $1.3 million in Q2 2010, up 65% over Q2 2009 revenues of $0.8 million.
  Total operating expenses were $18.3 million in Q2 2010, up 22% over Q2 2009 operating expenses of $15.0 million. The increase was driven by a 17% increase in headcount and an increase in stock-based compensation.
  Operating income was $4.2 million in Q2 2010 compared to $1.4 million in Q2 2009. Non-GAAP consolidated operating income, excluding stock-based compensation expense, was $6.0 million in Q2 2010 compared to $2.1 million in Q2 2009.
  The Q2 2010 GAAP income tax rate was 39%.
  Consolidated net income was $2.6 million, or $0.11 per diluted share, in Q2 2010 compared to $0.7 million, or $0.03 per diluted share, in Q2 2009. Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, was $3.6 million, or $0.15 per diluted share, in Q2 2010 compared to $1.3 million, or $0.06 per diluted share, in Q2 2009.
  As of June 30, 2010, OpenTable had cash and cash equivalents and short-term investments of $81.1 million.

"We delivered very strong growth across every key financial metric in the second quarter," said Matt Roberts, CFO of OpenTable. "The business continues to deliver significant operating margins even as we invest for long-term growth."

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through September 30, 2010, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

The accompanying press release dated August 3, 2010, contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income, and non-GAAP adjusted EBITDA. When used in connection with historical results, the non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.   Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation because it does not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers; it does not charge any fees to diners. The Company's revenues include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its website and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2009, and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 14,000 restaurant customers, and, since its inception in 1998, has seated more than 160 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom.

The OpenTable, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6474

OpenTable, OpenTable.com, OpenTable logos and other service names are the trademarks of OpenTable, Inc.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 29,419,000	$ 19,807,000
Short-term investments	51,691,000	50,221,000
Accounts receivable, net	8,768,000	7,617,000
Prepaid expenses and other current assets	1,527,000	1,301,000
Deferred tax asset	6,024,000	6,024,000
Restricted cash	163,000	172,000

Total current assets	97,592,000	85,142,000

Property, equipment and software, net	13,139,000	11,516,000
Deferred tax asset	992,000	498,000
Other assets	3,082,000	3,175,000

TOTAL ASSETS	$ 114,805,000	$ 100,331,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 5,220,000	$ 7,212,000
Accrued compensation	3,374,000	2,993,000
Deferred revenue	1,842,000	1,538,000
Dining rewards payable	13,474,000	11,611,000
Total current liabilities	23,910,000	23,354,000

Deferred revenue — non-current	3,157,000	3,572,000
Other long-term liabilities	749,000	--

Total liabilities	27,816,000	26,926,000

STOCKHOLDERS' EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	136,045,000	127,454,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive loss	(243,000)	(128,000)
Accumulated deficit	(48,168,000)	(53,276,000)

Total stockholders' equity	86,989,000	73,405,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 114,805,000	$ 100,331,000

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

REVENUES	$ 22,453	$ 16,390	$ 43,704	$ 32,385

COSTS AND EXPENSES:
Operations and support (1)	6,324	5,012	12,326	10,118
Sales and marketing (1)	5,046	4,010	9,786	7,808
Technology (1)	3,020	2,599	5,740	5,311
General and administrative (1)	3,879	3,395	7,902	6,942

Total costs and expenses	18,269	15,016	35,754	30,179

Income from operations	4,184	1,374	7,950	2,206
Other income, net	73	91	142	146

Income before taxes	4,257	1,465	8,092	2,352
Income tax expense	1,673	773	2,984	1,294

NET INCOME	$ 2,584	$ 692	$ 5,108	$ 1,058

Net income per share:
Basic	$ 0.11	$ 0.04	$ 0.23	$ 0.08
Diluted	$ 0.11	$ 0.03	$ 0.21	$ 0.05

Weighted average shares outstanding:
Basic	22,502	15,327	22,352	12,802
Diluted	23,801	22,247	23,648	21,602

(1) Stock-based compensation included in above line items:
Operations and support	$ 232	$ 68	$ 419	$ 154
Sales and marketing	471	185	865	408
Technology	360	117	643	291
General and administrative	737	355	1,407	831
	$ 1,800	$ 725	$ 3,334	$ 1,684

Other Operational Data:
Installed restaurants (at period end):
North America	12,250	9,971	12,250	9,971
International	1,878	1,193	1,878	1,193
Total	14,128	11,164	14,128	11,164

Seated diners (in thousands):
North America	15,130	10,071	29,223	19,993
International	463	206	871	392
Total	15,593	10,277	30,094	20,385

Headcount (at period end):
North America	293	252	293	252
International	73	61	73	61
Total	366	313	366	313

Additional Financial Data:
Revenues:
North America
Subscription	$ 9,450	$ 7,992	$ 18,541	$ 15,726
Reservation	10,468	6,800	20,266	13,590
Installation and other	1,238	743	2,373	1,408
Total North America Revenues	$ 21,156	$ 15,535	$ 41,180	$ 30,724
International
Subscription	$ 1,012	$ 708	$ 1,972	$ 1,363
Reservation	263	128	502	242
Installation and other	22	19	50	56
Total International Revenues	1,297	855	2,524	1,661
Total Revenues	$ 22,453	$ 16,390	$ 43,704	$ 32,385

Income (loss) from operations:
North America	$ 5,653	$ 2,958	$ 10,946	$ 5,284
International	(1,469)	(1,584)	(2,996)	(3,078)
Total	$ 4,184	$ 1,374	$ 7,950	$ 2,206

Depreciation and amortization:
North America	$ 1,495	$ 1,163	$ 2,898	$ 2,322
International	135	111	273	215
Total	$ 1,630	$ 1,274	$ 3,171	$ 2,537

Stock-based compensation:
North America	$ 1,689	$ 656	$ 3,168	$ 1,490
International	111	69	166	194
Total	$ 1,800	$ 725	$ 3,334	$ 1,684

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 2,584	$ 692	$ 5,108	$ 1,058
Add back: stock-based compensation expense	1,800	725	3,334	1,684
Income tax effect of stock-based compensation	(780)	(143)	(1,453)	(403)

NON-GAAP CONSOLIDATED NET INCOME	$ 3,604	$ 1,274	$ 6,989	$ 2,339

Non-GAAP diluted net income per share	$ 0.15	$ 0.06	$ 0.30	$ 0.11

Weighted average diluted shares outstanding	23,801	22,247	23,648	21,602

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 4,184	$ 1,374	$ 7,950	$ 2,206
Add back: stock-based compensation expense	1,800	725	3,334	1,684

NON-GAAP OPERATING INCOME	$ 5,984	$ 2,099	$ 11,284	$ 3,890

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 5,653	$ 2,958	$ 10,946	$ 5,284

Adjustments:
Stock-based compensation expense	1,689	656	3,168	1,490
Depreciation and amortization expense	1,495	1,163	2,898	2,322

North America Adjusted EBITDA	$ 8,837	$ 4,777	$ 17,012	$ 9,096

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (1,469)	$ (1,584)	$ (2,996)	$ (3,078)

Adjustments:
Stock-based compensation expense	111	69	166	194
Depreciation and amortization expense	135	111	273	215

International Adjusted EBITDA	$ (1,223)	$ (1,404)	$ (2,557)	$ (2,669)
CONTACT: OpenTable, Inc.
         Investor Relations:
           415-344-6520
           investors@opentable.com
         Media Relations:
           415-344-4275
           pr@opentable.com